Exhibit 3.2

BYLAWS
OF
PETROSHARE CORP.

ARTICLE I
Office

The principal office of the Corporation shall be located at 284 S. Larkspur Drive, Castle Rock, Colorado 80104, and thereafter at such location as the Board of Directors may determine.

The Corporation may have such other offices, either within or without the State of Colorado, as the Board of Directors may determine or as the affairs of the Corporation may require from time to time.

The Corporation shall have and continuously maintain in the State of Colorado a registered office and a registered agent whose office is identical with such registered office as required by the Colorado Business Corporation Act ("Act").

ARTICLE II
Shareholders’ Meetings

Section 1.               Annual Meetings.

A. Time and Place. The Annual Meeting of the shareholders of the Corporation, commencing with the year following the year of incorporation, shall be as determined by the Board of Directors on a date not less frequent than once each calendar year.

B. Purpose of Annual Meeting. The business to be transacted at such Annual Meeting shall be the election of Directors and such other business as shall be properly brought before the meeting.

C. Alternate Election Date. If the election of Directors shall not be held on the day designated for the Annual Meeting, or at the designated date upon adjournment of such meeting, the Board of Directors shall call a Special Meeting of the shareholders as soon as conveniently possible thereafter. At such meeting, the election of Directors shall take place, and such election and any other business transacted thereat shall have the same force and effect as at an Annual Meeting duly called and held,

D. Notice. Written notice at the address last shown on the books of the Corporation stating the place, day and hour of the meeting, and in the case of a Special Meeting, the purpose for which the meeting is called, shall be delivered not less than 10 days nor more than 60 days before the date of the meeting, in any manner permitted by the Act, at the direction of the Chairman, President, Secretary or other officer or person calling the meeting; except that if the authorized shares of the Corporation are to be increased, at least 30 days notice shall be given.

Section 2.               Special Meetings. Special Meetings of the shareholders may be called by the President, Board of Directors or by the holders of at least 10% the stock entitled to vote at such meeting as set forth in the Act.

Section 3.                Waiver of Notice. A shareholder may waive the notice of meeting by attendance, either in person or by proxy, at the meeting, or by so stating in writing either before or after such meeting. Attendance at a meeting for the express purpose of objecting that the meeting was not lawfully called or convened shall not, however, constitute a waiver of notice. Except where otherwise required by law, notice need not be given of any adjourned meeting of the shareholders.

Section 4.               Quorum. The holders of record of no fewer than thirty-three and one-third (33 1/3%) of the shares of the stock of the Corporation, issued and outstanding and entitled to vote, present in person or by proxy, shall, except as otherwise provided by law or by these Bylaws, constitute a quorum at all meetings of the shareholders; if there be no such quorum, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time until a quorum shall have been obtained and, except as otherwise provided by law, no notice of any such adjourned meeting need be given if the time and place to which the meeting is adjourned are announced at the meeting so adjourned.

Section 5.               Record Date For Determination of Shareholders.

A.  Record Date. In order to determine the shareholders of record of the Corporation's stock who are entitled to notice of meetings, to vote at a meeting or adjournment thereof, and to receive payment of any dividend, or to make a determination of the shareholders of record for any other proper purpose, the Board of Directors of the Corporation may fix a date as the record date for such determination of shareholders, such date in any case to be not more than 70 days prior to the date of action which requires such determination, nor in the case of a shareholders' meeting, less than 10 days in advance of such meeting.

B.  Alternate Record Date. If no record date is fixed for such determination of the shareholders of record, the date on which notice of the meeting is mailed or on which the resolution of the Board of Directors declaring a dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

C.  Adjournment. When a determination of shareholders entitled to vote at any meeting has been made, as provided in this Section, such determination shall apply to any adjournment of such meeting.

D.  Action By Consent. The record date for determining shareholders entitled to take action without a meeting pursuant to Section 9 below is the date a writing upon which the action is taken is first received by the Corporation.

Section 6.          Presiding Officer. Except as provided in Article IV, Section 3 hereof, meetings of the shareholders shall be presided over by the Chairman, if one is appointed, and if not, by the President.

Section 7.          Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or the shareholder's duly authorized attorney-in-fact. Such proxies shall be filed with the Secretary of the Corporation before or at the time of the meeting. Each proxy to vote shall be in writing and signed by the shareholder or by his duly authorized attorney and shall not be voted or acted upon after eleven (11) months from the date of its execution, unless such proxy expressly provides for a longer period.

Section 8.           Voting of Shares by Shareholders.

A.  Neither treasury shares, nor shares of its own stock held by the Corporation in a fiduciary capacity, nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by this Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

B.  At each meeting of the shareholders, except as otherwise provided by law or by the Articles of Incorporation, every holder of record of stock entitled to vote shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation. Elections of directors shall be determined by a plurality of the votes cast, and except as otherwise provided by law, the Articles of Incorporation, or these Bylaws, all other actions shall be determined by a majority of the votes cast at such meeting.

C.  At all elections of directors, the voting shall be by ballot or in such other manner as may be determined by the Chairman. With respect to any other matter presented to the shareholders for their consideration at a meeting, any shareholder entitled to vote may, on any question, demand a vote by ballot.

D.  A complete list of the shareholders entitled to vote at each such meeting, arranged in alphabetical order, with the address of each, and the number of shares registered in the name of each shareholder, shall be prepared by the Secretary and shall be open to the examination of any shareholder, during ordinary business hours, beginning the earlier of ten days before the meeting for which the list was prepared or two business days after notice of the meeting is given and continuing through the meeting, and any adjournment thereof, at the Corporation's principal office or at a place specified in the notice of meeting in the city in which the meeting will be held.

E.  The Board of Directors in advance of any meeting of shareholders may appoint one or more inspectors of election to act at that meeting or any adjournment thereof. If inspectors of election are not so appointed, the Chairman of the meeting may, and on the request of any shareholder entitled to vote shall, appoint one or more inspectors of election. Each inspector of election, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector of election at such meeting with strict impartiality and according to the best of his ability. If appointed, inspectors of election shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.

Section 9.               Action without Meeting. Any action required or permitted by the Colorado Business Corporation Act to be taken at a shareholders' meeting may be taken without a meeting if shareholders holding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting, at which all of the shares entitled to vote thereon were present and voted, consent to such action in writing.

ARTICLE III
Directors

                Section 1.                Number. The property, affairs and business of the Corporation shall be managed by a Board of Directors of not less than one (1) person as shall be fixed by the Board of Directors from time to time. Except as hereinafter provided, Directors shall be elected at the Annual Meeting of the shareholders and each Director shall serve until the next annual meeting of shareholders or his resignation or removal and until his successor shall be elected and qualify.

Section 2.               Increase in Numbers. The number of Directors may be increased or decreased from time to time by a majority vote of the whole Board of Directors, provided however, that no vote to decrease the number of Directors shall have the effect of shortening the term of any incumbent Director.

Section 3.               Qualification. Directors need not be shareholders of the Corporation.

Section 4.               Quorum. A majority of the Directors in office shall be necessary to constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting without further notice, from time to time, until a quorum shall have been obtained.

Section 5.                Vacancies. Any Director may resign at any time by giving written notice to the President or to the Secretary of the Corporation. Such resignation shall take effect at the time specified therein except such resignations shall not be submitted effective retroactively. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of the shareholders, or by the remaining Directors, though less than a quorum. A Director elected to fill a vacancy shall be elected for the unexpired term of such Director's predecessor in office.

                Section 6.                Meetings. Regular meetings of the Board of Directors shall be held at such times as are fixed from time to time by resolution of the Board. Special Meetings may be held at any time upon call of the Chairman, President, or a majority of Directors. A meeting of the Board of Directors shall be held without notice immediately following the Annual Meeting of the shareholders. Notice need not be given of regular meetings of the Board of Directors held at any time without notice. Notice of a regular meeting of the Board of Directors need not state the purpose of or the business to be transacted at such meeting.

Section 7.               Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless such Director's dissent shall be entered in the Minutes of the meeting or unless such Director shall have filed written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by certified mail to the Secretary of the Corporation immediately following the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

Section 8.                Removal. Directors may be removed by shareholders only at a meeting called for such purpose. Any Director or Directors may be removed from office, without assignment of any reason therefore, by a requisite majority of the shareholders. When any Director or Directors are removed, new Directors may be elected at the same meeting of shareholders for the unexpired term of the Director or Directors to be removed. lithe shareholders fail to elect persons to fill the unexpired term or terms of the Director or Directors removed, such unexpired terms shall be considered vacancies on the Board to be filled by the remaining Directors.

                Section 9.                Informal Action by Directors. Any action required to be taken at a meeting of the Board of Directors or any other action which may be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of the Directors and may be stated as such in any documents filed with the Secretary of State of Colorado under the Act.

Section 10.             Compensation. Directors and members of any committee of the Board of Directors shall be entitled to such reasonable compensation for their services as Directors and members of any such committee as shall be fixed from time to time by resolution of the Board of Directors, and shall also be entitled to reimbursement for any reasonable expenses incurred in attending such meetings. The compensation of Directors may be on such basis as is determined in the resolution of the Board of Directors. Any Directors receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and receiving reasonable compensation for such other services.

Section 11.            Committees. Subject to the provisions of Section 7-108-206 of the Act, the Board of Directors, by a resolution or resolutions adopted by a majority of the members of the whole Board, may appoint an executive committee and such other committees as it may deem appropriate. Each such committee shall consist of at least two members of the Board of Directors. Each committee shall have and may exercise such powers as shall be conferred or authorized by the resolution appointing it and as otherwise provided by Colorado law. A majority of any such committee may determine its action and may fix the time and place of its meetings, unless provided otherwise by the Board of Directors. The Board of Directors shall have the power at any time to fill vacancies in, to change the size of membership of and to discharge any such committee.

A.  Committee to Keep Written Records. Each such committee shall keep a written record of its acts and proceedings and shall submit such record to the Board of Directors at each regular meeting thereof and at such other times as requested by the Board of Directors.

B.  Failure to Keep Written Records. Failure to submit such records, or failure of the Board to approve any action indicated therein will not, however, invalidate such action to the extent it has been carried out by the Corporation prior to the time the record of such action was, or should have been, submitted to the Board of Directors as herein provided.

C.  Conduct of Committee Meetings. The provisions of these bylaws governing meetings, action without meeting, notice, waiver of notice, and quorum and voting requirements of the board of directors apply to committees and their members as well.

D.  Actions that May Not be Delegated. To the extent specified by resolution adopted from time to time by a majority of all the directors in office when the resolution is adopted, whether or not those directors constitute a quorum of the board, each committee shall exercise the authority of the board of directors with respect to the corporate powers and the management of the business and affairs of the Corporation; except that a committee shall not:

(1)  Authorize distributions;

(2)  Approve or propose to shareholders action that the Act requires to be approved by shareholders;

(3)  Fill vacancies on the board of directors or on any of its committees;

(4)  Amend the articles of incorporation pursuant to Section 7-110-102 of the Act;

(5)  Adopt, amend, or repeal bylaws;

(6)  Approve a plan of merger not requiring shareholder approval;

(7)  Authorize or approve reacquisition of shares, except according to a formula or method prescribed by the board of directors; or

(8)         Authorize or approve the issuance or sale of shares, or a contract for the sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares; except that the board of directors may authorize a committee or an officer to do so within limits specifically prescribed by the board of directors.

                 E.             Creation of Committee not Compliance. The creation of, delegation of authority to, or action by, a committee does not alone constitute compliance by a director with applicable standards of conduct.

Section 12.             Director Voting. At all meetings of the Board of Directors, each Director present shall have one vote, irrespective of the number of shares of stock, if any, which such Director may hold.

Section 13.             Majority.  Except as provided in the Corporation's Articles of Incorporation, the action of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. Any action authorized, in writing, by all of the Directors entitled to vote thereon and filed with the minutes of the Corporation shall be the act of the Board of Directors with the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the Board.

Section 14.            Board and Committee Meeting by Telephone. Any one or more including, without limitation, all) members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

ARTICLE IV
Officers

                Section 1.               Election and Term of Office. The Board of Directors shall elect a President and Secretary and it may elect a Chief Executive Officer different than the President, and it may, if it so determines, choose a Chairman of the Board and a Vice Chairman of the Board from among its members. The Board of Directors may also choose one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers. Any number of offices may be held by the same person. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of the shareholders next succeeding his election, and until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the corporation.

Section 2.                Removal. Any Officer or agent or employee of the Corporation may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of any Officer or agent shall not of itself create contract rights.

Section 3.               Powers and Duties of the Chairman. If the Board appoints a Chairman, he or she shall preside at all meetings of the Board and the Shareholders unless the Board by a majority vote of a quorum thereof elects a chair other than the Chairman. He or she may sign and execute all authorized bonds, contracts, or other obligations in the name of the Corporation and may participate in one or more committees created by the Board.

Section 4.               Powers and Duties of the President. Subject to the control of the Board of Directors, the President shall have general charge and control of all its business and affairs and shall have all powers and shall perform all duties incident to the office of President. He shall have such other powers and perform such other duties as may from time to time be assigned to him or her by these Bylaws or the Board of Directors.

Section 5.               Powers and Duties of the Vice Presidents. Each Vice President shall have all powers and shall perform all duties incident to the office of Vice President and shall have such other powers and perform such other duties as may from time to time be assigned to him or her by these Bylaws, the Board of Directors or the President.

Section 6.               Powers and Duties of the Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the shareholders in books provided for that purpose; he or she shall attend to the giving or serving of all notices of the Corporation; documents and other papers as the Board of Directors or the President shall authorize and direct; he or she shall have charge of the stock certificate books, transfer books and stock ledgers and such other books and papers as the Board of Directors or the President shall direct, all of which shall at all reasonable times be open to the examination of any Director, upon application, at the office of the Corporation during business hours; and he or she shall have all powers and shall perform such duties incident to the office of Secretary and shall also have such other powers and shall perform such other duties as may from time to time be assigned to him or her by these Bylaws or the Board of Directors or the President.

Section 7.               Powers and Duties of the Treasurer. The Treasure shall have the care and custody of the corporate funds and securities, sign checks, drafts, notes and orders for the payment of money, pay out and disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such payments and disbursements, deposit all monies and securities belonging to the Corporation and, in general perform such other duties as are customarily performed by the Treasurer, and such other duties as from time to time may be assigned by the Board of Directors or by the President. The Treasurers shall, further, render a statement of the condition of the finances of the Corporation from time to time and at the specific request of the Board of Directors.

Section 8.               Vacancies. Any vacancy in an office from any cause may be filled for the unexpired portion of the term by the Board of Directors.

Section 9.               Duties of Other Subordinate Officers. Other subordinate officers appointed by the Board of Directors shall exercise such powers and perform such duties as may be delegated to them by the resolutions appointing them, or by subsequent resolutions adopted from time to time.

Section 10.             Duties of Officers May Be Delegated. In case of the absence or disability of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any director.

Section 11.             Salaries. The salaries of all Officers of the Corporation shall be fixed by the Board of Directors. No Officer shall be ineligible to receive such salary by reason of the fact that he is also a Director of the Corporation and receiving compensation therefore.

Section 12.             Checks and Endorsements. All checks and drafts upon the funds to the credit of the Corporation in any of its depositories shall be signed by such of its Officers or agents as shall from time to time be determined by resolution of the Board of Directors which may provide for the use of signatures under specific conditions, and all notes, bills, receivables, trade acceptances, drafts and other evidences of indebtedness payable to the Corporation shall, for the purpose of deposit, discount, or collection be endorsed by such Officers or agents of the Corporation or in such manner as shall from time to time be determined by resolution of the Board of Directors.

ARTICLE V
Stock

Section 1.               Certificates. The shares of stock may be represented by certificates signed in the name of the Corporation by its President and the Secretary or may be uncertificated shares that are evidenced by a book entry system maintained by the registrar of such stock, or a combination of both. The signatures of the Corporation's Officers on any such certificate may also be a facsimile engraved or printed if the certificate is countersigned by the transfer agent, or registered by a registrar. In the event any Officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such before the certificate is issued, it may be issued by the Corporation with the same effect as if such Officer had not ceased to be an officer at the date of its issue. Certificates of stock shall be in such form consistent with law as shall be prescribed by the Board of Directors. No certificate shall be issued until the shares represented thereby are fully paid.

Section 2.               Consideration for Shares. Shares shall be issued for such consideration as shall be fixed from time to time by the Board of Directors. Treasury shares shall be disposed of for such consideration as may be fixed from time to time by the Board. Such consideration may consist in whole or in part of money, other property, tangible or intangible, or such other consideration as shall be permitted under the Act.

Section 3.               Lost, Destroyed or Stolen Certificates. No certificates for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen except on production of evidence satisfactory to the Board of Directors of such loss, destruction or theft; and if the Board of Directors so requires, upon the furnishing of an indemnity bond in such amount and with such terms and such surety as the Board of Directors may, in its discretion, require.

Section 4.               Transfer of Shares.

A.     Upon surrender to the Corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, or upon receipt of proper documentation of transfer if such shares are uncertificated, it shall be the duty of the Corporation to transfer the shares to the person entitled thereto, and cancel the old certificate, as applicable. Every such transfer of stock shall be entered on the stock book of the Corporation which shall be kept either at the offices of the Corporation's legal counsel, at the Corporation's principal office or by its registered duly appointed agent.

B.  The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as may be required by the laws of the State of Colorado.

Section 5.                Voting on Stock. All stock owned by the Corporation, other than stock of the Corporation, shall be voted, in person or by proxy, by the President of the Corporation on behalf of the Corporation upon resolution and approval by the board.

ARTICLE VI
Indemnification

Section 1.               Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it currently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person in such capacity. The corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the corporation.

Section 2.               Prepayment of Expenses. The Corporation may, in its discretion and subject to limitations imposed by the Act, pay the expenses (including attorneys' fees) incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Section or otherwise.

Section 3.           Claims. If a claim for indemnification or payment of expenses under this Section is not paid in full within sixty (60) days after a written claim therefor has been received by the corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

Section 4.           Non-Exclusivity of Rights. The rights conferred on any person by this Article VI shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

Section 5.           Other Indemnification. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit enterprise.

Section 6.           Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any light or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE VII
Contracts, Loans, Checks and Deposits

Section 1.           Contracts. The Board of Directors may authorize any officer or agent to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 2.            Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 3.            Checks, Drafts, etc. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4.            Deposits. The money of the Corporation shall be deposited in the name of the Corporation in such banks, trust companies, or other depositories, as the Board of Directors may designate and shall be subject to the order of the Corporation signed by such officer or agent of the Corporation, and in such manner as shall from time to time be determined by resolution of the Board of Directors.

ARTICLE VIII
Amendment of Bylaws

Section 1.                     By Shareholders. All Bylaws of the Corporation shall be subject to alteration or repeal and new Bylaws may be made by the requisite vote of shareholders, a quorum being present in person or by proxy, provided that the notice or waiver of notice of such meeting shall have summarized or set forth in full therein the proposed amendment.

Section 2.                      By Directors. Except to the extent such power is reserved exclusively to the shareholders pursuant to the Corporation's Articles of Incorporation or the Act, the Board of Directors shall have power to make, adopt, amend or repeal, from time to time, these Bylaws of the Corporation by a majority of the directors present at any meeting of the Board of Directors of the Corporation at which a quorum is present.

ARTICLE IX
Fiscal Year

The fiscal year end of the Corporation shall be as determined by the Board of Directors.

ARTICLE X
Waiver of Notice

Whenever any notice is required to be given under the provisions of these Bylaws or under the provisions of the Articles of Incorporation of the Corporation or under the provisions of the Act, or otherwise, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the event or other circumstance requiring such notice, shall be deemed equivalent to the giving of such notice.

ARTICLE XI
Approval

The undersigned hereby certifies that the foregoing Bylaws constitute a true and complete copy of the Bylaws of PetroShare Corp. and the same have been approved, ratified and accepted by the Board of Directors as the Bylaws of the Corporation.

Dated: November 30, 2012
 /s/ Steve Garrison
Steve Garrison, Secretary